Exhibit 99.1

Intricon Announces CFO Departure and Preliminary Third Quarter 2021 Revenue

ARDEN HILLS, Minn. October 29, 2021 -- Intricon Corporation (NASDAQ: IIN), an international joint development manufacturer engaged in designing, developing, engineering, manufacturing, and packaging miniature interventional, implantable and body-worn medical devices, announced today that Ellen Scipta has stepped down from her position as Chief Financial Officer, effective October 29, 2021. Annalee Lutgen, current Treasurer and Director of Finance, will serve as interim Chief Financial Officer effective upon Ms. Scipta’s resignation as the company conducts its search for a permanent replacement.

“We appreciate the contributions Ellen has made to Intricon during her tenure here and wish her well in future endeavors,” said Scott Longval, CEO.

“Given Annalee’s strong knowledge of our business and financial reporting standards following a nearly 12-year tenure with Intricon, I have great confidence in her ability to lead the finance team on an interim basis as we recruit a new chief financial officer,” added Longval.

Ms. Lutgen joined Intricon in 2010 as Corporate Controller and has since gained increasing responsibility for the accounting and finance functions of the company. Prior to joining Intricon, Ms. Lutgen was a manager with Grant Thornton. She is a Certified Professional Accountant (Minnesota) and holds an MBA from St. Cloud State University.

Ms. Scipta’s departure is not related to any disagreement with the company’s accounting principles or practices or financial statement disclosures.

Preliminary Third Quarter Revenue Results

Intricon expects preliminary revenue of approximately $31.1 million for the three months ended September 30, 2021, a 13.5% increase compared to the prior year period. The company plans to release its full 2021 third quarter results on Monday, November 8, 2021, after market close. Following the release, Intricon’s management team will host a conference call beginning at 4:00 p.m. CT/5:00 p.m. ET.

Forward-Looking Statements
Statements made in this release and in Intricon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond Intricon’s control, including without limitation, the impacts of the COVID-19 pandemic and measures taken in response, and may cause Intricon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2020. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About Intricon Corporation
Intricon is a joint development manufacturer that integrates micromedical components and assemblies to advance technology across a range of device platforms for global customers. Intricon approaches each engagement with an all-in commitment, working with customers every step of the way- from the earliest idea stages to ongoing production - in order to advance program performance and deliver results. With a focus on key device platforms, Intricon helps advance clinical outcomes by always looking ahead with proactive support and resources through integration of its core competencies. Intricon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market.

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Investor Contact
Leigh Salvo
(415) 937-5404
investorrelations@intricon.com

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